October 18, 2022 (NYSE: STT) 3Q 2022 Financial Highlights Exhibit 99.3

2 Preface and forward-looking statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its third quarter 2022 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information.

3Q22 highlights

All comparisons are to corresponding prior year period unless noted otherwise

Financial performance	• EPS of $1.80, down (8)%; $1.82 ex-notable items, down (9)%[A] • Total revenue of ~$3.0B, down (1)% – Fee revenue down (8)% largely due to lower equity and fixed income market levels, as well as the impact of currency translation, partially offset by higher FX trading services revenue – NII up 36% reflecting rising global interest rates across the yield curve • Total expenses of $2.1B, flat YoY • Pre-tax margin of 28.7%, down (0.6)%pts; 29.1% ex-notables, down (0.8)%pts[A]
Business momentum	• AUC/A of $35.7T at quarter-end; Servicing wins of $233B and business yet to be installed of $3.4T at quarter-end[1] – New mandates driven by broad based wins across client segments, including expanded relationships with 2 existing State Street Alpha℠ clients – $350B of AUC/A onboarded in 3Q22 across key client segments, with over two-thirds attributable to Alpha • AUM of $3.3T at quarter-end, with continued QoQ Cash net inflows[1] • Momentum across Front office software and data services, with ARR of $267M, up 20%[2]
Balance sheet and capital	• ROE of 11.2% and CET1 ratio of 13.2% at quarter end[3] • Returned $232M to shareholders through declared common dividends of $0.63 per share • Intend to repurchase ~$1B of common stock in 4Q22[4]

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET. 3

Summary of 3Q22 financial results

(GAAP, $M, except EPS data, or where otherwise noted)	Quarters			%Δ		3Q21 %Δ ex-currency translation[A]
	3Q21	2Q22	3Q22	2Q22	3Q21	
Revenue:						
Back office servicing fees	$1,289	$1,205	$1,126	(7)%	(13)%	(9)%
Middle office services	102	92	93	1	(9)	(6)
Servicing fees	1,391	1,297	1,219	(6)	(12)	(9)
Management fees	526	490	472	(4)	(10)	(7)
Foreign exchange trading services	279	331	319	(4)	14	14
Securities finance	106	107	110	3	4	5
Front office software and data	116	126	127	1	9	10
Lending related and other fees	64	62	57	(8)	(11)	(8)
Software and processing fees	180	188	184	(2)	2	4
Other fee revenue	22	(43)	(5)	88	nm	nm
Total fee revenue	2,504	2,370	2,299	(3)	(8)	(5)
Net interest income	487	584	660	13	36	39
Other income	(1)	(1)	-	nm	nm	nm
Total revenue	$2,990	$2,953	$2,959	0%	(1)%	2%
Provision for credit losses	($2)	$10	-	nm	nm	
Total expenses	$2,116	$2,108	$2,110	0%	(0)%	3%
Net income	$714	$747	$690	(8)%	(3)%	
Diluted earnings per share	$1.96	$1.91	$1.80	(6)%	(8)%	
Return on average common equity	11.6%	12.1%	11.2%	(0.9)%pts	(0.4)%pts	
Pre-tax margin	29.3%	28.3%	28.7%	0.4%pts	(0.6)%pts	
Tax rate	18.5%	10.5%	18.7%	8.2%pts	0.2%pts	
Ex-notable items, non-GAAP[A]:						
Total expenses	$2,098	$2,096	$2,097	0%	(0)%	4%
EPS	$2.00	$1.94	$1.82	(6)%	(9)%	
Pre-tax margin	29.9%	28.7%	29.1%	0.4%pts	(0.8)%pts	

Notable items

($M, except EPS data)	Quarters		
	3Q21	2Q22	3Q22
Acquisition and restructuring costs	($18)	($12)	($13)
EPS impact	($0.04)	($0.03)	($0.02)

[A] These are non-GAAP presentations; ex-currency translation percentage changes are in reference to the YoY quarterly comparison between 3Q22 and 3Q21 which excludes the impact of changes in foreign currency translation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.

STATE STREET 4

AUC/A and AUM levels, markets and flows performance

AUC/A and AUM

AUC/A ($T, as of period-end)[1]



-18%
-7%
$43.3
$38.2
$35.7
3Q21
2Q22
3Q22

- (18)% decrease from 3Q21 largely driven by:
  - Lower market levels, a previously disclosed client transition and the impact of currency translation, partially offset by new business installations
- (7)% decrease from 2Q22 primarily due to:
  - Lower market levels, a previously disclosed client transition and the impact of currency translation

AUM ($B, as of period-end)[1]



-15%
-6%
$3,862
$3,475
$3,265
3Q21
2Q22
3Q22

- (15)% decrease from 3Q21 mainly reflecting:
  - Lower market levels, Institutional net outflows and the impact of currency translation, partially offset by ETF and Cash net inflows
- (6)% decrease from 2Q22 primarily due to:
  - Lower market levels, ETF net outflows and the impact of currency translation, partially offset by Cash net inflows

Market indices[5]

(% change)		3Q22 vs	
		2Q22	3Q21
S&P 500	EOP	(5)%	(17)%
	Daily Avg	(3)	(10)
MSCI EAFE	EOP	(10)	(27)
	Daily Avg	(8)	(21)
MSCI EM	EOP	(12)	(30)
	Daily Avg	(8)	(25)
Barclays Global Agg	EOP	(7)	(20)

Select industry flows[6]

($B)	Total flows[A]		
	3Q21	2Q22	3Q22
Long Term Funds	$150	$(278)	$(194)
Money Market	15	(35)	(24)
ETF	77	93	110
North America Total	242	(220)	(109)
EMEA Total	225	(71)	(80)

[A] Line items may not sum to total due to rounding.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET. 5

Revenue: Servicing fees

Servicing fees ($M)

Total revenue	$2,990	$3,053	$3,081	$2,953	$2,959 YoY (1)% QoQ flat



-12%
-9% ex-FX[A]
-6%
-5% ex-FX[A]
$1,391
$1,377
$1,368
$1,297
$1,219
YoY %
Back office servicing fees
1,289
1,272
1,268
1,205
1,126
-13%
-9% ex-FX
Middle office services
102
105
100
92
93
-9%
-6% ex-FX
3Q21
4Q21
1Q22
2Q22
3Q22

AUC/A sales performance indicators ($B)[1]

AUC/A wins	$1,657	$332	$302	$972	$233
AUC/A to be installed	2,733	2,795	2,909	3,632	3,413

- Servicing fees were negatively impacted by currency translation YoY and QoQ by $48M and $17M, respectively

3Q22 performance

Servicing fees of $1,219M down (12)% YoY and (6)% QoQ; down (9)% YoY and (5)% QoQ ex-FX[A]

- Down (12)% YoY primarily driven by lower average market levels, lower client activity/adjustments, normal pricing headwinds, and the impact of currency translation, partially offset by net new business
- Down (6)% QoQ mainly due to lower client activity/adjustments and average market levels, as well as the impact of currency translation

Back office servicing fees of $1,126M down (13)% YoY and (7)% QoQ (generally consistent with total servicing fees above); Middle office services of $93M down (9)% YoY largely reflecting lower client activity/adjustments, but up 1% QoQ

Investment Services business momentum[1]

- Deepening existing client relationships and winning new business across client segments and geographies
  - New mandates driven by broad based wins across Asset Managers, Alternatives and Asset Owners, including expanded relationships with 2 existing Alpha clients
  - Onboarded $350B of AUC/A across key client segments, with over two-thirds attributable to Alpha
- Continued YoY servicing fee momentum in Alternatives despite equity and fixed income market volatility

[A] This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET | 6

Revenue: Management fees

Management fees ($M)

Total revenue	$2,990	$3,053	$3,081	$2,953	$2,959	YoY (1)% QoQ flat



-10%
-7% ex-FX[A]
-4%
-2% ex-FX[A]
$526
$530
$520
$490
$472
3Q21
4Q21
1Q22
2Q22
3Q22

Performance indicators ($B)[1]

	3Q21	4Q21	1Q22	2Q22	3Q22
AUM	$3,862	$4,138	$4,022	$3,475	$3,265
Net flows (QoQ)	(5)	79	51	(62)	(9)

- Management fees were negatively impacted by currency translation YoY and QoQ by $15M and $6M, respectively

3Q22 performance

Management fees of $472M down (10)% YoY and (4)% QoQ; down (7)% YoY and (2)% QoQ ex-FX[A]

- Down (10)% YoY mainly due to lower average market levels, a previously reported client-specific pricing adjustment and the impact of currency translation, partially offset by the absence of the impact of money market fee waivers and ETF and Cash net inflows
- Down (4)% QoQ largely reflecting lower average market levels and the impact of currency translation

Investment Management business momentum[1]

- ETFs: Continued ETF QoQ inflows into SPDR® Low-Cost suite and Fixed Income in 3Q22; outflows largely due to an exit of a low yielding Asia-Pacific fund
- Institutional: Continued momentum in Defined Contribution with 3Q22 QoQ inflows of $10B, including Target Date franchise of ~$6B
- Cash: QoQ net inflows primarily driven by top quartile Government Money Market Funds performance, which contributed to Institutional Money Market Funds market share gains[7]

[A] This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET. 7

Revenue: Markets, Software and processing, and Other fee revenue

Markets, Software & processing, and Other fees ($M)

Total revenue	$2,990	$3,053	$3,081	$2,953	$2,959	YoY (1)% QoQ flat



$587
$604
$685
$583
$608
YoY %
FX trading
279
300
359
331
319
+14%
Securities finance
106
102
96
107
110
+4%
Software & processing
180
187
201
188
184
+2%
Other fees
22
15
29
(43)
(5)
nm
3Q21
4Q21
1Q22
2Q22
3Q22

3Q22 performance

- FX trading services of $319M
  - Up 14% YoY primarily reflecting higher FX spreads, partially offset by lower client FX volumes
  - Down (4)% QoQ mainly due to lower client FX volumes
- Securities finance of $110M
  - Up 4% YoY largely from higher spreads, partially offset by lower Agency and Enhanced Custody balances
  - Up 3% QoQ primarily driven by higher Agency spreads
- Software and processing fees of $184M
  - Up 2% YoY and down (2)% QoQ
    Front office software and data of $127M up 9% YoY and 1% QoQ
    Lending related and other of $57M down (11)% YoY and (8)% QoQ
- Other fee revenue of $(5)M[A]
  - Decreased $(27)M YoY largely due to negative market-related adjustments and lower fair value adjustments on equity investments
  - Increased $38M QoQ mainly reflecting fewer negative market-related adjustments

[A] Other fee revenue primarily consists of income from equity method investments and certain tax-advantaged investments, as well as market-related adjustments.

STATE STREET | 8

Enterprise solutions enabled by State Street Alpha

Front office software and data ($M)[^]

Total revenue	$2,990	$3,053	$3,081	$2,953	$2,959	YoY (1)% QoQ flat



+9%
+1%
$116
$124
$138
$126
$127
On-premises[8]
Professional services
Software-enabled (incl. SaaS)[8]
27
35
36
25
26
21
16
29
24
20
66
70
70
74
78
12% YoY Growth
3Q21
4Q21
1Q22
2Q22
3Q22

Front office software and data of $127M up 9% YoY and 1% QoQ

- Up 9% YoY primarily driven by higher software-enabled revenue related to new client implementations and continued SaaS client conversions
- Up 1% QoQ largely driven by higher software-enabled revenue, partially offset by lower professional services revenue

Future growth driven by Front office, Middle office, and Alpha

($M)	3Q21	2Q22	3Q22
Front office metrics			
New bookings[9]	$29	$11	$14
ARR[2]	222	251	267
Uninstalled revenue backlog[10]	104	91	90
Middle office metric			
Uninstalled revenue backlog[11]	67	92	101
Alpha metrics			
# of mandate wins	3	1	0
Live mandates to-date	7	12	12

- Front office new bookings of $14M in 3Q22 across client segments including Wealth and Asset Owners
- ARR increased 20% YoY in 3Q22 to $267M led by nearly 20 SaaS client implementations
- Middle office uninstalled revenue backlog increased 50% YoY; increased 10% QoQ as a result of the Alpha strategy

[^] Front office software and data revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $2M in each of 3Q21 and 4Q21 and $3M in each of 1Q22 through 3Q22. Revenue line items may not sum to total due to rounding.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET 9

10 Revenue: Net interest income NII and NIM ($M)12 Average balance sheet highlights ($B)A Total average assets of $275B down (6)% YoY and QoQ • Total average assets declined (6)% YoY and QoQ primarily due to lower client deposit balances amidst aggressive central bank tightening, lower market and lower AUC/A levels, as well as currency translation impact A Line items are rounded. Refer to the Appendix included with this presentation for endnotes 1 to 17. NII of $660M up 36% YoY and 13% QoQ • Up 36% YoY and 13% QoQ primarily driven by higher short-term interest rates from U.S. and international central bank rate hikes, partially offset by lower client deposits 3Q21 4Q21 1Q22 2Q22 3Q22 Total assets $291 $303 $295 $291 $275 Loans 32 34 34 36 35 Investment portfolio 114 114 119 114 109 HTM % (EOP) 38% 37% 38% 59% 61% Duration (EOP) 13 3.1 2.9 2.8 2.8 2.7 Total deposits $233 $240 $233 $228 $213 $2,990 $3,053 $3,081 $2,953 $2,959 YoY (1)% QoQ flat Total revenue NIM 12 (FTE, %) 0.76% 0.73% 0.80% 0.94% 1.11% 2Q22 $487 3Q223Q21 $484 4Q21 1Q22 $509 $584 $660 +13% +36%

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]



Flat
+4% ex-FX[A]
Flat
+2% ex-FX[A]
$2,098
$2,096
$2,097
Comp. & benefits
1,054
1,046
1,042
Info. sys.
406
392
399
Tran. processing
253
240
227
Occupancy
102
96
97
Other[14]
283
322
332
3Q21
2Q22
3Q22

	3Q21	2Q22	3Q22	
GAAP Expense	$2,116	$2,108	$2,110	YoY flat QoQ flat
Head-count	38,932	40,354	41,354	YoY +6% QoQ +2%

- Total expenses on both a GAAP and ex-notables basis were positively impacted by currency translation YoY and QoQ by $76M and $35M, respectively
- Headcount up 6% YoY primarily in global hubs driven by technology investments and in-sourcing, as well as operational support for new business and growth segments

3Q22 performance
(Ex-notable items, non-GAAP)[A]

Expenses of $2,097M flat YoY and QoQ; up 4% YoY and 2% QoQ ex-FX[A]

- Compensation and employee benefits of $1,042M
  - Down (1)% YoY mainly due to the impact of currency translation, partially offset by higher headcount and higher merit increases
  - Flat QoQ as lower contractor spend and the impact of currency translation were offset by higher incentive compensation and additional headcount
- Information systems and communications of $399M
  - Down (2)% YoY largely due to productivity and vendor savings initiatives, partially offset by technology and infrastructure investments
  - Up 2% QoQ primarily due to the absence of prior period episodic credits
- Transaction processing services of $227M
  - Down (10)% YoY mainly reflecting lower sub-custody costs
  - Down (5)% QoQ largely reflecting lower market data costs
- Occupancy of $97M
  - Down (5)% YoY primarily due to the impact of currency translation
  - Up 1% QoQ mainly due to higher maintenance costs
- Other of $332M
  - Up 17% YoY largely reflecting higher marketing, travel costs, and Foundation funding
  - Up 3% QoQ primarily due to higher professional fees and marketing costs

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET. 11

12 Capital ratios Capital ratios 3 (%, as of period-end) Capital highlights Capital ($B unless noted otherwise, capital metrics as of period-end) 3Q21 2Q22 3Q22 Standardized CET1 CET1 capital $15.8 $14.9 $15.1 Risk weighted assets 117 115 115 Tier 1 leverage Tier 1 capital 17.8 16.9 17.1 Leverage exposure 17 282 283 267 OCI impact of investment portfolio on regulatory capital A (0.1) (0.5) (0.2) CET1 (Standardized) Tier 1 leverage 6.3% 6.1% 5.9% 6.0% 6.4% 3Q221Q223Q21 4Q21 2Q22 Target state Minimum ratio4.0% STT Target5.25-5.75% • 3Q22 standardized CET1 ratio at quarter-end of 13.2% increased 0.3%pts QoQ primarily driven by higher retained earnings and well controlled RWA • 3Q22 Tier 1 leverage ratio of 6.4% at quarter-end up 0.4%pts QoQ mainly due to a decrease in balance sheet size and higher retained earnings • Returned $232M to shareholders in 3Q22 through declared common dividends of $0.63 per share • Committed to resuming share repurchases in 4Q22 13.5% 14.3% 11.9% 12.9% 13.2% 4.5% 2.5% 4Q213Q21 1Q22 2Q22 3Q22 A OCI impact of investment portfolio on regulatory capital is a sub-component within GAAP AOCI. Refer to the Appendix included with this presentation for endnotes 1 to 17. SCB 16 Minimum ratio 8 .0 % Target state 10-11% G-SIB surcharge 15 STT Target 1.0%

Summary

All comparisons are to corresponding prior year period unless noted otherwise

3Q22 financial review

- EPS of $1.80; pre-tax margin of 28.7%; ROE of 11.2%
- EPS ex-notable items of $1.82, down (9)%[A]
  - Total revenue of ~$3.0B, down (1)% YoY, primarily driven by lower equity and fixed income market levels, as well as the impact of currency translation, partially offset by higher NII and FX trading services revenue
  - Expenses ex-notables of $2.1B, flat YoY, as continued productivity and optimization savings and the impact of currency translation were offset by continued business investments and higher wages, marketing and travel costs[A]
- Business momentum
  - New business AUC/A wins of $233B; AUC/A yet to be installed of $3.4T at quarter-end[1]
  - New mandates driven by broad based wins across client segments, including expanded relationships with 2 existing Alpha clients
  - $3.3T of AUM at quarter-end, with continued QoQ Cash net inflows[1]
  - Momentum across Front office software and data services, with ARR of $267M, up 20%[2]
- Capital return
  - Returned $232M to shareholders through declared common dividends of $0.63 per share
  - Intend to repurchase ~$1B of common stock in 4Q22[4]

[A] Financial metrics ex-notable items and ex-currency translation are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 17.

STATE STREET. 13

14 Appendix 3Q22 line of business performance 15 Reconciliation of notable items 16 Reconciliation of constant currency FX impacts 17 Endnotes 18 Forward-looking statements 19 Non-GAAP measures 20 Definitions 21

15 1,813 State StreetB 3Q22 line of business performance Investment Servicing Total revenueA 491 663 1,968 1,813 3Q21 $2,476M 3Q22 $2,458M Pre-tax income Fee revenue NII Pre-tax margin 28.7% 28.9% 0.2%pt YoY % ∆ -8% +35% +1% +2% Investment Management Total revenue 3Q21 3Q22 $532M $483M Pre-tax income Pre-tax margin 36.3% 30.6% -5.7%pts 3Q21 $193M 3Q22 $148M YoY % ∆ -9% -23% Total revenue ex-notable itemsA, C 487 660 2,504 2,299 $2,959M 3Q21 3Q22 $2,990M Pre-tax income ex-notable itemsC Fee revenue NII Pre-tax margin ex-notable itemsC 29.9% 29.1% -0.8%pt YoY % ∆ -8% +36% -1% -4% A Total revenue also includes Other income of $(1)M in 3Q21. B State Street includes line of business results from Investment Servicing, Investment Management, and Other. Refer to the Addendum for further line of business information. C This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. 3Q223Q21 $705M $716M 3Q21 $862M 3Q22 $894M

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	% Change 3Q22 vs. 3Q21	% Change 3Q22 vs. 2Q22	Year-to-Date 2021	Year-to-Date 2022	% Change YTD 2022 vs. YTD 2021
Total revenue, GAAP-basis	$ 2,950	$ 3,034	$ 2,990	$ 3,053	$ 3,081	$ 2,953	$ 2,959	(1.0)%	0.2%	$ 8,974	$ 8,993	0.2%
Less: Other income		(53)		(58)						(53)	-	
Total revenue, excluding notable items	2,950	2,981	2,990	2,995	3,081	2,953	2,959	(1.0)%	0.2%	8,921	8,993	0.8%
Total expenses, GAAP basis	2,332	2,111	2,116	2,330	2,327	2,108	2,110	(0.3)%	0.1%	6,559	6,545	(0.2)%
Less: Notable expense items:												
Acquisition and restructuring costs	(10)	(11)	(18)	(26)	(9)	(12)	(13)			(39)	(34)	
Repositioning (charges) / release				3						-	-	
Deferred compensation expense acceleration				(147)						-	-	
Legal and other	(29)	11								(18)	-	
Total expenses, excluding notable items	2,293	2,111	2,098	2,160	2,318	2,096	2,097	-	-	6,502	6,511	0.1%
Seasonal expenses	(176)				(208)					(176)	(208)	
Total expenses, excluding notable items and seasonal expense items	$ 2,117	$ 2,111	$ 2,098	$ 2,160	$ 2,110	$ 2,096	$ 2,097	-	-	$ 6,326	$ 6,303	(0.4)%
Operating leverage, GAAP-basis (%pts)[A]								(70) bps	10 bps			40 bps
Operating leverage, excluding notable items (%pts)[B]								(100)	20			70
Pre-tax margin, GAAP-basis (%)	21.3%	30.9%	29.3%	23.9%	24.5%	28.3%	28.7%	(60)	40	27.2%	27.1%	(10)
Notable items as reconciled above (%)	1.3%	(1.2%)	0.6%	4.2%	0.3%	0.4%	0.4%			0.2%	0.4%	
Pre-tax margin, excluding notable items (%)	22.6%	29.7%	29.9%	28.1%	24.8%	28.7%	29.1%	(80)	40	27.4%	27.5%	10
Net income available to common shareholders, GAAP-basis	$ 489	$ 728	$ 693	$ 662	$ 583	$ 712	$ 669	(3.5)%	(6.0)%	$ 1,910	$ 1,964	2.8%
Notable items as reconciled above: pre-tax	39	(53)	18	112	9	12	13			4	34	
Tax impact on notable items as reconciled above	(10)	16	(5)	(29)	(2)	(3)	(3)			1	(8)	
Preferred securities cost	5									5	-	
Net income available to common shareholders, excluding notable items	$ 523	$ 691	$ 706	$ 745	$ 590	$ 721	$ 679	(3.8)%	(5.8)%	$ 1,920	$ 1,990	3.6%
Diluted EPS, GAAP-basis	$ 1.37	$ 2.07	$ 1.96	$ 1.78	$ 1.57	$ 1.91	$ 1.80	(8.2)%	(5.8)%	$ 5.40	$ 5.28	(2.2)%
Notable items as reconciled above	0.10	(0.10)	0.04	0.22	0.02	0.03	0.02			0.03	0.07	
Diluted EPS, excluding notable items	$ 1.47	$ 1.97	$ 2.00	$ 2.00	$ 1.59	$ 1.94	$ 1.82	(9.0)%	(6.2)%	$ 5.43	$ 5.35	(1.5)%

[A] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

STATE STREET 16

17 Reconciliation of constant currency FX impacts A Other includes Other expenses and Amortization of intangible assets. Reconciliation of Constant Currency FX Impacts (Dollars in millions) 3Q21 2Q22 3Q22 3Q22 vs. 3Q21 3Q22 vs. 2Q22 3Q22 vs. 3Q21 3Q22 vs. 2Q22 3Q22 vs. 3Q21 3Q22 vs. 2Q22 Non-GAAP basis Total revenue, excluding notable items $ 2,990 $ 2,953 $ 2,959 $ (83) $ (32) $ 3,042 $ 2,991 1.7% 1.3% Compensation and employee benefits, excluding notable items $ 1,054 $ 1,046 $ 1,042 $ (48) $ (23) $ 1,090 $ 1,065 3.4% 1.8% Information systems and communications, excluding notable items 406 392 399 (5) (3) 404 402 (0.5)% 2.6% Transaction processing services, excluding notable items 253 240 227 (8) (4) 235 231 (7.1)% (3.8)% Occupancy, excluding notable items 102 96 97 (6) (2) 103 99 1.0% 3.1% Other expenses, excluding notable itemsA 283 322 332 (9) (3) 341 335 20.5% 4.0% Total expenses, excluding notable items $ 2,098 $ 2,096 $ 2,097 $ (76) $ (35) $ 2,173 $ 2,132 3.6% 1.7% Reported Currency Translation Impact Excluding Currency Impact % Change Constant Currency

18 Endnotes 1. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Consistent with past practice, AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 2. Front office software and data ARR, an operating metric, is calculated by annualizing current quarter revenue for CRD and Mercatus and includes the annualized amount of most software-enabled revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. Front office software and data ARR does not include software-enabled brokerage revenue and revenue from affiliates. 3. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. All capital ratios are as of quarter end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 3Q21 to 3Q22. Refer to the Addendum for descriptions of these ratios. September 30, 2022 capital ratios are presented as of quarter-end and are estimates. 4. State Street’s existing common share repurchase program authorization runs through the end of 2022. Stock purchases under our common stock repurchase programs may be made using various types of transactions, including open-market purchases, accelerated share repurchases or other transactions off the market, and may be made under Rule 10b5-1 trading programs. The timing and amount of any stock purchases and the type of transaction may not be ratable over the duration of the program, may vary from reporting period to reporting period and will depend on several factors, including our capital position and financial performance, investment opportunities, market conditions, the nature and timing of implementation of revisions to the Basel III framework, and the amount of common stock issued as part of employee compensation programs. The common share repurchase programs do not have specific price targets and may be suspended at any time. The amount and timing of each dividend declared on our common stock is subject to the approval of our Board of Directors. 5. The index names listed are service marks of their respective owners. 6. Morningstar data includes long-term mutual funds, ETF’s and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of U.S. domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 3Q22 data for North America (U.S. domiciled) includes Morningstar actuals for July and August 2022 and Morningstar estimates for September 2022. 3Q22 data for EMEA is on a rolling three month basis for June 2022 through August 2022. 7. Quartile performance data provided by iMoneyNet. Market share based on Global Institutional Money Market Funds and sourced from Money Fund Analyzer, a service provided by iMoneyNet as of the end of September 2022. 8. On-premises revenue is revenue derived from locally installed software. Software-enabled revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for on-premises installations differs from software-enabled revenue. 9. Front office bookings represent signed annual recurring revenue contract values for CRD, Mercatus, Alpha Data Platform, and Alpha Data Services excluding bookings with affiliates, including SSGA. Front office revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 10. Represents expected annualized recurring revenue from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, Mercatus and Alpha Data Services. It includes SaaS revenue as well as maintenance and support revenue and excludes the one-time impact of on-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 11. Represents expected annualized recurring revenue from signed client contracts that are scheduled to be largely installed over the next 24 months. This amount of expected revenue is estimated based on factors present on or about the time the contract was signed (and is not updated based on subsequent developments, including changes in assets or market valuations). It does not include professional services revenue or revenue from affiliates. 12. NII is presented on a GAAP-basis. NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. 13. Duration as of period end and based on total investment portfolio. 14. Other includes Other expenses and Amortization of intangible assets. 15. State Street received a regulatory exemption to maintain its 1.0% G-SIB capital surcharge until January 1, 2024. 16. The SCB of 2.5% effective on October 1, 2022 is calculated based upon the results of the CCAR 2022 exam. 17. Leverage exposure is equal to average consolidated assets less applicable Tier 1 leverage capital reductions.

19 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, proposed acquisition of Brown Brothers Harriman’s Investor Services business, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: the consummation of our planned acquisition of the BBH Investor Services business is subject to the receipt of regulatory approvals and the satisfaction of other closing conditions, the failure or delay of which may prevent or further delay the consummation of the acquisition; We are engaged in ongoing dialogue with US and international banking regulators regarding the prolonged regulatory review process for our proposed acquisition of Brown Brothers Harriman’s Investor Services business. The current regulatory environment for M&A transactions involving G-SIBs is challenging. We have developed with BBH proposed modifications to the transaction, including changes to the operating model and legal entity structure, a reduction to the purchase price and changes to regulatory approvals required to consummate the transaction. We anticipate that a modified transaction would be somewhat more complex and include a delay in timing and amount of deal synergies, resulting in a slower path to accretion. While discussions with regulators on the proposed modified transaction are ongoing, the likelihood of a successful outcome is increasingly uncertain. There can be no assurance that a mutually acceptable modified transaction will be agreed and entered into, or as to the timing or outcome of any regulatory approvals and other closing conditions for a modified transaction. The modifications to the transaction remain subject to review and approval by both BBH’s partners and our Board of Directors. the Sale and Purchase Agreement allows each of State Street and BBH, the right to terminate the transaction upon written notice without a contractual penalty at any time; We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; Our development and completion of new products and services, including State Street Digital and State Street Alpha, and the enhancement of our infrastructure required to meet increased regulatory and client expectations for resiliency and the systems and process re-engineering necessary to achieve improved productivity and reduced operating risk, may take an extended period to implement, involve costs and expose us to increased risk; Our business may be negatively affected by our failure to update and maintain our technology infrastructure; The COVID-19 pandemic continues to exacerbate certain risks and uncertainties for our business; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of our acquisitions, pose risks for our business; and Competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business. We could be adversely affected by geopolitical, economic and market conditions; including, for example, as a result of the ongoing war in Ukraine, challenging conditions in global equity markets, and recent disruptions impacting the UK gilts market; We have significant International operations, and disruptions in European and Asian economies could have an adverse effect on our consolidated results of operations or financial condition; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets; Our business activities expose us to interest rate risk; We assume significant credit risk to counterparties, who may also have substantial financial dependencies with other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our consolidated revenue and is subject to decline based on, among other factors, market conditions, competition, currency valuation and investment activities of our clients and their business mix; If we are unable to effectively manage our capital and liquidity, our consolidated financial condition, capital ratios, results of operations and business prospects could be adversely affected; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; and if we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected. Our business and capital-related activities, including common share repurchases, may be adversely affected by capital and liquidity standards required as a result of capital stress testing; We face extensive and changing government regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks; We are subject to enhanced external oversight as a result of the resolution of prior regulatory or governmental matters; Our businesses may be adversely affected by government enforcement and litigation; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated financial statements; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; and The transition away from LIBOR may result in additional costs and increased risk exposure. Our control environment may be inadequate, fail or be circumvented, and operational risks could adversely affect our consolidated results of operations; Cost shifting to non-U.S. jurisdictions and outsourcing may expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings; Attacks or unauthorized access to our information technology systems or facilities, or those of the third parties with which we do business, or disruptions to our or their continuous operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts expose us to pricing and performance risk; Our businesses may be negatively affected by adverse publicity or other reputational harm; We may not be able to protect our intellectual property; The quantitative models we use to manage our business may contain errors that could result in material harm; Our reputation and business prospects may be damaged if our clients incur substantial losses or are restricted in redeeming their interests in investment pools that we sponsor or manage; The impacts of climate change, and regulatory responses to such risks, could adversely affect us; and We may incur losses as a result of unforeseen events including terrorist attacks, natural disasters, the emergence of a new pandemic or acts of embezzlement. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2021 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation (and the conference call referenced herein) should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward- looking statements to reflect events after that time.

20 Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”.

21 Definitions AOCI Accumulated other comprehensive income ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Barclays Global Agg Barclays Global Agg represents Barclays Global Aggregate Bond Index BBH Brown Brothers Harriman Bps Basis points, with one basis point representing one hundredth of one percent CCAR Comprehensive Capital Analysis and Review CET1 ratio Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EAFE Europe, Australia, and Far East EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period EPS Earnings per share ETF Exchange-traded fund FTE Fully taxable equivalent FX Foreign exchange GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HTM Held-to-maturity LIBOR London Inter-Bank Offered Rate Lending related and other Lending related and other fees primarily consist of fee revenue associated with State Street’s fund finance, leveraged loans, municipal finance, insurance and stable value wrap businesses Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful OCI Other comprehensive income On-premises On-premises revenue as recognized in Front office software and data Operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SEC Securities Exchange Commission SPDR Standard and Poor's Depository Receipt SSGA State Street Global Advisors Year-over-year (YoY) Current period compared to the same period a year ago YTD Year-to-date